陕西秦丰农化有限公司	经营承包合同书
Agreement of Contracted Management
Party A ：	Board of Directors of Shaanxi Qinfeng Agrochemicals Inc.

Legal Representative：	Sun Xuanrui

Official address：	Xinqiao Rd, Yangling Demonstration Plot, Shaanxi, China

Party B：	Shaanxi Xinsheng Centennial Agriculture & Technology Co., Ltd.

Official address：	Building 2 Unit1, 15Floor, Lingxianxincheng, Hi-Tech Industrial &Technology Co.,Ltd.

This agreement is made and entered into by and between the Board of Directors of Shaanxi Qinfeng Agrochemicals Inc. (herein after called Party A) and Shaanxi Xinsheng Centennial Agriculture & Technology Co., Ltd. (herein after called Party B) whereby Party A agrees to grant contracted management rights to Party B on the basis of equality and mutual benefit to develop business on the terms and conditions agreed upon as follows:

◆	Article 1 Contracted Management Term
The term of the contracted management is 3 years, from June 1, 2011 until December 31, 2013.

◆	Article 2 The Assets Involved in the Agreement
It is agreed that Party B has right to use existing intangible and tangible assets owned by Party A from the effective date of the agreement. Intangible assets include, but are not limited to, trade names, trademarks, product approval number, production management license, and all names, business license seals, files and documents required for production and operation. Tangible assets include, but are not limited to, power supply and utility facilities (such as, water, electricity, steam and air-conditioner), public roads, health and safety facilities, administrative offices, production area and rooms in living area, warehouse, facilities, equipment, land, storage facilities, vans (raw materials, packaging and finished products)  and all other assets required for production and operation.

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陕西秦丰农化有限公司	经营承包合同书

The specific items, names, quantities of the assets are listed in the Assets Confirmation List, which is attached hereto as an exhibit.

◆	Article 3 Payment for the Contracted Management and Schedule
During the term of the Contracted Management, Party B shall pay an annual contractor fee to party A as follows: 1.2 million (yuan) in 2011, 2.4 million (yuan) in 2012, 2.4 million (yuan) in 2013.
The payment schedule is: the contractor fee is to be paid every six months, i.e., 1.2 million (yuan) within 15 days upon the execution of this agreement; and, starting from January 1, 2012, 1.2 million (yuan) within the first 15 business days of the first month of the first half of the year and 1.2 million (yuan) within the first 15 business days of the first month of the second half of the year.

◆	Article 4 Rights and Obligations
During the term of the Contracted Management, both parties must strictly implement the guidelines, policies and laws and regulations in PRC and all management and operation activities must comply with the relevant law.
◆	4.1 Party B's Rights
◆	4.1.1 The operation and management right to the company's assets.
◆	4.1.2 The right to appoint and remove personnel and the right to employ and dismiss employees in accordance with the law.
◆	4.1.3 The right to apply for approval to the relevant department of the State for various projects..
◆	4.1.4 The right to cooperate with other enterprises in product and technology development.
◆	4.2 Party B's Obligations:
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4.2.1 Ensure that, during the term of the Contracted Management, all operation and management activities are normal and in compliance with the law.  If, due to Force Majeure, Party B has to suspend production for over one month, Party B must inform Party A and obtain Party A's consent.  If the production is suspended for more than two months without any justification, Party A shall have the right to terminate this agreement prior to its expiration date and Party B shall be responsible for all the resulting loss.

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陕西秦丰农化有限公司	经营承包合同书

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4.2.2 Ensure that, during the term of the Contracted Management, the company pays all the relevant taxes and fees required by applicable regulations.  Party A shall be responsible for the depreciation and amortization of the fixed assets (only such fixed and intangible assets prior to the execution by Party B of this agreement), property taxes and land taxes, and Party B shall be responsible for all other taxes and fees associated with operation activities and for income taxes generated from any profit during the term of the Contracted Management. During the term of the Contracted Management, Party B shall be entitled to all favorable policy treatments granted by the State and other relevant departments.

Party B shall have no responsibility for taxes and fees incurred prior to the term of the agreement; such taxes and fees shall be Party A's responsibility.
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4.2.3 Party B must promise that, during the operation target responsibility period, Party B will ensure the completeness and normal operation of Party A's facilities, smooth provision of water, electricity and heating and the normal functioning of the environmental protection and waste treatment systems; Party A must ensure the completeness and normal operation of such facilities, smooth provision of water, electricity and heating and the normal functioning of the environmental protection and waste treatment systems, and the normal operation of freezing equipment and solid fuel furnaces, at the time of handing them over to Party B.

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4.2.4 Party B shall take full responsibility, during the term of the Contracted Management, for safety issues during the course of Party A's production and operation and shall be fully responsible for all liabilities and losses as a result of production and operation accidents; Party B shall be responsible for annual safety inspections during the term of the Contracted Management and make safety security payment according to the requirement of Yangling Shifan District Safety Inspection Bureau.

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陕西秦丰农化有限公司	经营承包合同书

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4.2.5 Party B must renew, when necessary, the current fertilizer certificates to ensure their effectiveness.  During the term of the Contracted Management, Party B must first pay the fees in connection with such renewals and formal registrations of temporary certificates as required by the relevant State regulations registrations and amortize such fees based on the effective years of such certificates, with Party B responsible for such amortized portions during the term of the Contracted Management and Party A for the remaining portions.

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4.2.6 During the term of the Contracted Management, Party B shall bear the full cost of changes made to and maintenance performed on small equipment owned by Party A; with regard to changes made to large-scale equipment, such changes subject to Party A's approval and confirmation, Party B shall first pay the associated cost and amortize such cost according to the depreciation schedule provided by the State regulations, with Party B responsible for depreciation fees during the term of the Contracted Management and Party A for the remaining portion of such amortization after the expiration of the term of the Contracted Management.

◆	4.2.7 Party B must purchase commercial insurance for all company employees to cover accidents on the factory premises, with such maximum amount of compensation determined by the insurance company.
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4.2.8 During the term of the Contracted Management, Party A will appoint the company's chief finance officer, with Party B responsible for such finance officer's salary; the salary standard will be implemented in accordance with the salary rate of Shaanxi Seed Industry Group Co., Ltd. and the rate for Party B's employees in similar positions.  The chief finance officer will be responsible for Party B's day-to-day financial work and, at the same time, be responsible for overseeing the legal compliance of Party B's operation activities.  If Party B is not satisfied with the performance of the chief finance officer appointed by Party A, Party B may request for a replacement, to be appointed separately by Party A.  Party A shall bear full legal liability resulting from any financial accidents caused by such finance officer appointed by Party B [sic].

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4.2.9 During the term of the Contracted Management, if Party B's operation activities or joint operation with an external party cause Party A to have civil, administrative or criminal liabilities toward an external party and suffer any economic loss, Party B shall be responsible to compensate Party A for such economic loss upon the expiration of the term of the Contracted Management.

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陕西秦丰农化有限公司	经营承包合同书

◆	4.3 Party A’s Rights
◆	4.3.1 The right to supervise so as to ensure that the company’s current assets will not suffer damage and to monitor the legal compliance of Party B’s operation activities.
◆	4.3.2 The right to receive the contractor fee in full and on time in accordance with the provisions of this agreement.
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4.3.3 The right to dispatch one representative to be on site in the factory to ensure the security and reasonable use of the assets and to be responsible for monitoring Party B’s behavior in using Party A’s assets; the representative may stop the abnormal use by Party B of such assets if it is found.  If such abnormal use causes any loss to Party A, Party B shall be responsible for compensation.

◆	4.4 Party A’s Obligations
◆	4.4.1 Party A is responsible to resolve the remaining issues that occurred before the operation is contracted to Party B.
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  4.4.2 Party A must protect Party B’s legitimate interests and autonomy in management and operation activities in accordance with the provisions of this agreement.  Party A shall be responsible for any loss suffered by Party B as a result of any cause on Party A’s part.

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  4.4.3 Party A shall have the obligation, during the term of the Contracted Management, to provide procedures to make filings required for Party B’s various projects.  All income generated from such projects belong to Party B.

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陕西秦丰农化有限公司	经营承包合同书

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4.4.4 Party A must, during the term of the Contracted Management, ensure the completeness, renewal, effectiveness and validity of all of the company’s certificates; otherwise Party A must be responsible for all the fees and liabilities arising from such certificate issues.

◆	Article 5 Special Provisions

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5.1 Party A’s existing raw materials, semi-finished products and inventory shall be checked jointly by both two parties and, after determining their quantity and quality, Party B will purchase that part it determines to be needed from Party A at the value in Party A’s account books; within 10 days upon the execution of this agreement, Party B must make a payment in one sum into an account designated by Party A.

Upon the expiration of the term of the Contracted Management, all the inventories generated by Party B belong to, and will be disposed of by, Party B. However, Party A grants Party B the right to conduct sales in the name of the original company within the first half year; Party A has the obligation to provide all procedures.

Party B must assist Party A with the collection of accounts receivable generated before the term of the Contracted Management.
◆	5.2 During the term of the Contracted Management, Party B is the primary party responsible for operation safety and environmental protection work of Shaanxi Qinfeng Agrochemicals Inc.
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5.3 During the term of the Contracted Management, Party A’s onsite representative shall keep and maintain all the seals and certificates owned by Shaanxi Qinfeng Agrochemicals Inc. Party B shall be responsible for the salary and other compensation of the onsite representative; the salary standard will be implemented in accordance with the salary rate of Shaanxi Seed Industry Group Co., Ltd. and the rate for Party B's employees in similar positions.  Party A’s onsite representative will imprint seals on the relevant documents and material based on the signed review opinion from the general manager, appointed by Party B, of Shaanxi Qinfeng Agrochemicals Inc., provide the originals or copies of the relevant certificates and, at the same time, establish strict policies on the use and approval of such seals and certificates and maintain records on their use.  If Party B’s use of such seals violates the provisions of this agreement, Party B shall be responsible for all the consequences.  If Party A’s onsite representative uses such company seals and certificates without authorization from the general manager appointed by Party B, Party A shall be responsible for all the resulting loss and legal liability.

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陕西秦丰农化有限公司	经营承包合同书

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5.4 During the term of the Contracted Management, Party B must annually inspect, renew and file periodically Qinfeng Agrochemicals' fertilizer certificates, business certificates and other permits that Party B is using to maintain their completeness, continuous effectiveness and validity and bear the fees of such procedures; however, the fees in connection with the application for and renewal of fertilizer certificates must be handled in accordance with Item 5 under "Article 4 Party B's Obligations" of this agreement.

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5.5 During the term of the Contracted Management, Party B shall be responsible for the cost of water, electricity and other utility used in the factory; if, the term of the Contracted Management, Party B's payments for such utility are past due for more than a month, Party B for water, electricity and other costs over one month, Party B shall be responsible for all the resulting losses suffered by Party A and pay a penalty fee at the daily rate of 0.1% of the amount for each day it is past due.

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5.6 During the term of the Contracted Management, Party B must be responsible for all taxes in connection with production and operation activities.  Party B shall not delay the payment of taxes; if such payment is delayed for more than a month, Party B must compensate Party A for all the losses resulting from such payment delay and pay a penalty fee at the rate of 0.08% of the tax amount for each day it is past due.

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陕西秦丰农化有限公司	经营承包合同书

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5.7 During the operation target responsibility period,  Party A and Party B shall be jointly responsible for the ordination and reception of routine supervision by government authorities for AIC, tax, environment, quality inspection and safety inspection, with Party B responsible for all the fees and liabilities.

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5.8 Before this agreement becomes effective, Party B shall bear no responsibility for all credit and debt issues generated by Party A ; during the term of the Contracted Management, Party A shall ensure that no such credit and debt issues will affect Party B's normal production and operation. If such issues interfere with Party B's normal operation, the two parties must find a resolution through consultation, with Party A responsible for any loss arising from such issues, once such loss is confirmed by both parties.

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5.9 During the term of the Contracted Management, Party B will repair and maintain Party A's properties in accordance with State and industry standards and equipment operation manuals and be responsible for such repair and maintenance expenses.

◆	5.10 Any matters not covered by this agreement shall be negotiated by the two parties and provided in a supplemental agreement to be signed by both parties.

◆	Article 6 Revision, Cancellation and Termination of the Operation Target Responsibility Agreement
After this operation target responsibility agreement shall be legally binding after it becomes effective and no party shall revise or dissolve it without authorization.  However:
◆	6.1 Upon mutual consent through consultation, this agreement may be revised or dissolved.

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陕西秦丰农化有限公司	经营承包合同书

◆	6.2 Upon the occurrence of any of the following on Party B's part, Party A has the right to terminate this agreement:
◆	6.21 Party B is investigated for criminal liability in accordance with the law for violation of criminal law.
◆	6.22 Party B is sanctioned for violation of State laws and statutes and has caused damage to the company's image and reputation;
◆	6.23 Party B seriously violates discipline and regulations.
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6.24 If Party A uncovers material act of breach by Party B or if Party B has caused significant losses to the party A's existing assets, Party A shall have the right to terminate this agreement unilaterally.

◆	6.3 Either of the parties hereto may elect to terminate this agreement in the event of Force Majeure that makes it impossible to perform this agreement.
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6.4 During the execution of this agreement, if Party A's controlling shareholders of the company stock of Shaanxi Seed Industry Group Co., Ltd. desire to transfer their shares, Party B has preferential right to purchase under the same conditions. Upon the expiration of this agreement, if Party A continues to lease, transfer or sell Shaanxi Qinfeng Agrochemicals, Inc. and if Party B's performance is satisfactory, Party B shall have the priority under the same conditions.

◆	Article 7 settlement of disputes
The parties shall make their attempt to settle amiably all disputes arising out of and in connection with the agreement. Any disputes that fails to be settled by consultation may be submitted by either party to the People’s court located in abiding party's area.

◆	Article 8 in witness whereof
The Contract is executed in quadruplicate, with two to each party, and becomes effective after it is signed and sealed by the representatives of the two parties.

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陕西秦丰农化有限公司	经营承包合同书
Exhibit:                      Assets Confirmation List

Party A : (signature and seal)

Party B : (signature and seal)

Date: June 1, 2011

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